UL Solutions

UL SOLUTIONS INC. • Q3 2026

Earnings presentation

Forward looking statements

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation may be forward-looking statements. These include statements regarding UL Solutions Inc.'s (the "Company") future financial results and estimates and business prospects that involve substantial risks and uncertainties, including without limitation the statements under the heading "Full-Year outlook confirms growth and Adjusted EBITDA margin improvement", statements regarding the previously announced expense reduction initiative (the "Restructuring Plan") and statements regarding the Company's acquisitions, divestitures and other strategic transactions, including expected transaction and integration costs, timing, closing, proceeds, financing, synergies and financial impact. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "would," "likely," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "continues," "outlook" and variations of these terms and similar expressions, or the negative of these terms or similar expressions (although not all forward-looking statements may contain such words). There are or will be important factors that could cause the Company's actual results to differ materially from those expressed or implied by the forward-looking statements made in this presentation, including, but not limited to, the following: any failure on the Company's part to protect and maintain its brand and reputation, or the impact on its brand or reputation of third-party events or actions outside of its control; risks associated with the Company's information technology and software, including those relating to any future data breach or other cybersecurity incident; the potential disruption of the industries in which the Company operates by technological advances in artificial intelligence; the Company's ability to innovate, adapt to changing customer needs and successfully introduce new products and services in response to changes in the Company's industries and technological advances; the Company's ability to compete in its industries and the effects of increased competition from its competitors; risks associated with conducting business outside the United States, including those relating to fluctuations in foreign currency exchange rates; the imposition of tariffs and enhanced trade, import or export restrictions or changes in U.S. trade policy or similar government actions; and global, regional or political instability and geopolitical tensions; risks related to sustainability; risks associated with the Company's operations in China, which subject the Company and UL-CCIC Company Limited, the Company's joint venture with the China Certification & Inspection (Group) Co., Ltd. ("CCIC"), to China's complex and rapidly evolving laws, which may be interpreted, applied or enforced inconsistently or in ways inconsistent with its current operations, as well as risks associated with the fact that the Chinese government has the power to exercise significant oversight and discretion over, and intervene in and influence, its business operations in China; the relationship between the United States and China and between the Company and CCIC, as well as changes in U.S. and Chinese regulations affecting the Company's business operations in China; any failure on the Company's part to attract, hire or retain its key employees, including its senior leadership and its skilled and trained engineering, technical and professional personnel; the level of the Company's customers' satisfaction and any failure on its part to properly and timely perform its services, meet its contractual obligations or fulfill its customers' needs; changes to the relevant regulatory frameworks or private sector requirements, including any requirement that the Company accept third-party test results or certifications of components, end products, processes or systems or any changes that result in a reduction in required inspections, tests or certifications or harmonized international or cross-industry benchmarks and standards; the Company's ability to adequately maintain, protect and enhance its intellectual property, including its registered UL-in-a-circle certification mark and other certification marks; the Company's ability to implement its growth strategies and initiatives successfully; the Company's reliance on third parties, including subcontractors and outside laboratories; the Company's ability to obtain and maintain the requisite licenses, approvals, accreditations and delegations of authority necessary to conduct its business; the outcomes of current and future legal proceedings; the Company's level of indebtedness and future cash needs; a change in the assumptions the Company uses to value its goodwill or intangible assets, or the impairment of its goodwill or intangible assets; the Company's ability to generate sufficient cash to service its indebtedness and invest in the ongoing needs of its business; the increased expenses and responsibilities associated with being a public company; the significant influence that ULSE Inc., its parent and controlling stockholder, has over the Company, including pursuant to its rights under the Company's amended and restated certificate of incorporation and the Stockholder Agreement with ULSE Inc.; natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses; changes in tax laws in jurisdictions in which the Company operates or adverse outcomes resulting from examination of the Company's or its affiliates' tax returns; risks that the Company may be unable to implement the Restructuring Plan on the anticipated timing, that local law and consultation requirements, including for potential position eliminations, extend the restructuring process further in certain countries or causes the actual charges and expenditures that the Company incurs in connection with the Restructuring Plan, and the timing thereof, to differ materially from estimates, that the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Restructuring Plan, and that the Company may not be able to realize the anticipated benefits of the Restructuring Plan; unexpected costs, charges or expenses resulting from the purchase of Electrical and Electronics Testing LUX Holdings SARL and certain of its subsidiaries and related companies (the "E&E Transaction"); uncertainty regarding the expected financial performance following completion of the E&E Transaction; the Company's ability to achieve its short-term and long-term operating targets following completion of the E&E Transaction; the effects that the announcement and completion of the E&E Transaction may have on the Company; the acquired business' and the Company's ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom they do business; legal proceedings that may be instituted related to the E&E Transaction; the Company's ability or failure to successfully integrate the acquired business with existing operations; and the Company's ability to realize anticipated synergies or obtain the results anticipated; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including those set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 2025 (the "Annual Report") and under "Risk Factors" in Part I, Item 1A of the Annual Report, as well as other factors described from time to time in the Company's filings with the SEC. Changes in such assumptions or factors could produce materially different results. The information contained in this presentation is as of the date indicated. Except as otherwise required by law, the Company assumes no obligation to publicly update or review any forward-looking statements contained in this presentation, whether as a result of new information, future developments or otherwise.

Non-GAAP measures

In addition to financial measures based on accounting principles generally accepted in the United States of America ("GAAP"), this presentation includes supplemental non-GAAP financial information. Management uses non-GAAP measures in addition to GAAP measures to understand and compare operating results across periods and for forecasting and other purposes, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income margin, Adjusted Diluted Earnings Per Share, Free Cash Flow and Free Cash Flow margin. Management believes these non-GAAP measures provide useful information to investors and reflect results in a manner that enables, in some instances, more meaningful analysis of trends and facilitates comparison of results across periods. These non-GAAP financial measures have no standardized meaning presented in GAAP and may not be comparable to other similarly titled measures used by other companies due to potential differences between the companies in calculations. The use of these non-GAAP measures has limitations and they should not be considered as substitutes for measures of financial performance and financial position as prepared in accordance with GAAP. Reconciliations and definitions of each non-GAAP measure are included in the appendix to this presentation.

Strong Q3 execution reinforces our foundation for durable profitable growth

Adjusted EBITDA margin[1] expansion fueled by revenue growth and ongoing productivity improvements

7.0%	28.6%	$0.62
Organic[2] revenue growth	Adjusted EBITDA margin[1]	Adjusted Diluted Earnings Per Share[1]
5.1%	+90	10.7%
Overall revenue growth	Basis points	Increase



1. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income margin, Adjusted Diluted Earnings Per Share, Free Cash Flow and Free Cash Flow margin are non-GAAP measures that are used throughout this presentation. Refer to the Appendix for definitions and reconciliations to the most directly comparable GAAP financial measures.
2. Organic, Acquisition / Divestiture and FX are used throughout this presentation to explain the change in revenue and certain other metrics for a given period. Refer to definitions in the Appendix.

Q3 Industrial and Consumer revenue growth more than offset R&C Software divestiture

$ in millions



$783
$32
$20
$3
$838
+7.0%
$(1)
$(14)
• EHS software divestiture
$823
+5.1%
Q3 2025
Industrial Organic
Consumer Organic
R&C Software Organic
Q3 2026 Organic
FX
Acquisition/ Divestiture
Q3 2026



Q3 Adjusted EBITDA margin increased 90 bps

$ in millions
% Adjusted EBITDA margin



$217
27.7%
$55
$(25)
$247
$—
$(12)
$235
28.6%
• EHS software divestiture ($10)
• Transaction costs ($3)
• Other $1
Q3 2025
Organic Revenue
Organic Expenses
Q3 2026 Organic
FX
Acquisition/ Divestiture[1]
Q3 2026



1. "Acquisition / Divestiture" includes, among other things, the change in transaction and integration costs for acquisition and disposal activities. Transaction and integration costs for the three months ended September 30, 2026 were $6 million vs $3 million in the prior year period.

YTD revenue grew across the refined portfolio

$ in millions



$2,264
$87
$50
$9
$2,410
+6.4%
$15
$(28)
• EHS software divestiture
$2,397
+5.9%
Q3 2025 YTD
Industrial Organic
Consumer Organic
R&C Software Organic
Q3 2026 YTD Organic
FX
Acquisition/ Divestiture
Q3 2026 YTD



YTD Adjusted EBITDA margin improved 180 bps

$ in millions
% Adjusted EBITDA margin



$575
25.4%
$146
$(41)
$680
$(1)
$(28)
$651
27.2%
• EHS software divestiture ($19)
• Transaction costs ($11)
• Other $2
Q3 2025 YTD
Organic Revenue
Organic Expenses
Q3 2026 YTD Organic
FX
Acquisition/ Divestiture[1]
Q3 2026 YTD



1. "Acquisition / Divestiture" includes, among other things, the change in transaction and integration costs for acquisition and disposal activities. Transaction and integration costs for the nine months ended September 30, 2026 were $19 million vs $8 million in the prior year period.

Q3 Adjusted Diluted Earnings Per Share rose 10.7%


$0.56
$0.27
$(0.15)
$0.02
$(0.01)
$(0.05)
$(0.02)
$0.62
Q3 2025
Organic Revenue
Organic Expenses
Interest
Tax
Acquisition/ Divestiture[1]
Other[2]
Q3 2026



1. "Acquisition / Divestiture" includes, among other things, the change in transaction and integration costs for acquisition and disposal activities.
2. Other includes FX and change in diluted shares.

Industrial:

Energy and automation and materials drove growth

Q3 2026 results

- **+8.2% Revenue growth**
  +8.4% Organic
  - Continued momentum in ongoing certification services and certification testing
  - Industrial excluding Advisory[1] grew ~9.0% organically
- **Adjusted EBITDA increased $17M; margin increased 150 basis points**
  - Operating leverage
  - Higher employee productivity



Revenue
+8.2%
$379
$410
Q3 2025
Q3 2026



Adjusted EBITDA and margin %
+13.0%
$131
$148
34.6%
36.1%
Q3 2025
Q3 2026



1. In the first quarter of 2026, the Company reorganized its segments, resulting in the Advisory business being included within Industrial. Prior period amounts have been recast to reflect the segment reorganization.

Consumer:

Consumer technology and retail drove growth

Q3 2026 results

- **+5.9% Revenue growth**
  +5.9% Organic
  - Strength in non-certification testing and services and certification testing
  - Growth offset in part by ~150 bps reduction from previously announced business exits

- **Adjusted EBITDA increased $10M; margin increased 170 basis points**
  - Operating leverage
  - Higher employee productivity
  - Benefits from restructuring actions


Revenue
+5.9%
$340
$360
Q3 2025
Q3 2026


Adjusted EBITDA and margin %
+14.9%
$67
$77
19.7%
21.4%
Q3 2025
Q3 2026



Solutions

Risk & Compliance Software:

Steady organic growth

Q3 2026 results

- **(17.2)% Revenue decrease**
  +4.7% Organic growth
  - EHS software sale closed April 1, 2026
  - Sustained strong demand for supply chain insights
- **Adjusted EBITDA decreased $9M; margin decreased (1,080) basis points**
  - EHS software divestiture and the resulting deleveraging of fixed costs

Revenue



(17.2)%
$64
$53
Q3 2025
Q3 2026

Adjusted EBITDA and margin %



(47.4)%
$19
29.7%
$10
18.9%
Q3 2025
Q3 2026



UL Solutions

Cash flow grew alongside investment targeting growth opportunities

- Generated LTM[1] **Free Cash Flow** of $481M, an increase of $92M, 23.7%
- Benefited from strong business performance
- Invested 8.1% of revenue in capital expenditures



LTM[1] Cash Flow
$ in millions
Operating Cash Flow
Capital Expenditures
Free Cash Flow
$586
($197)
$389
LTM Q3 2025
$738
($257)
$481
LTM Q3 2026
13.0%
Free Cash Flow margin
15.1%

1. Last twelve months.

UL Solutions

Full-year outlook confirms growth and Adjusted EBITDA margin improvement

REVENUE	PROFITABILITY	TAX RATE	CAPITAL EXPENDITURES	PORTFOLIO OPTIMIZATION
Constant currency organic revenue growth to **approximately 6.5%**	Adjusted EBITDA margin improvement to **approximately 27.0%**	Effective tax rate of **approximately 26%**	Capital expenditures of **approximately 8.5%** of revenue	Continuing to **pursue acquisitions** and **portfolio refinements**
Inclusive of approximately 70 basis points revenue reduction from business exits announced in the Restructuring Plan	Inclusive of approximately 200 basis points of underlying margin expansion, partially offset by approximately 90 basis points of incremental transaction costs versus 2025			

The Company's 2026 outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve the results expressed by this outlook, which may be impacted by, among other things, unexpected costs, charges or expenses resulting from the Company's acquisition, divestiture and integration activities and implementation of the Restructuring Plan. In addition, the geopolitical environment and attendant increased levels of uncertainty have caused, and may continue to cause, the Company's customers to modify, delay or cancel plans to purchase services. Accordingly, ongoing uncertainty related to the current geopolitical environment and the associated unpredictability of the macroeconomic environment could have an adverse impact on various aspects of the Company's business in the future, including its results of operations and financial condition. The Company is unable at this time to reasonably determine any future negative impacts from reduced or delayed customer testing or product development as a result of uncertainty that may result from the current geopolitical environment.

The Company does not provide guidance for net income margin, the most directly comparable GAAP measure to Adjusted EBITDA margin, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA margin and net income margin without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations. These forecasted items are not within the Company's control, may vary greatly between periods and could significantly impact future financial results.

E&E acquisition completed and integration underway

A highly complementary business that broadens our global TIC portfolio

~$200M	44	~1,400
Annualized estimated 2026 revenue	Global laboratories	Employees

October 1, 2026
Acquisition completed

Year-end 2027
Back-office integration expected to be substantially complete

Year-end 2028
Go-to-market and lab utilization synergies expected to be largely realized

Strategic Merits

Complementary electrical testing and certification services, with opportunities to broaden customer relationships and capture cross-selling across the combined business

Financial Merits

Projected Adjusted EBITDA largely in line with original expectations

Appendix

Solutions

Components of revenue change

(in millions)	Three Months Ended September 30, 2026 Organic[1]	Acquisition / Divestiture[2]	FX[3]	Total	Organic % change	Total % change
Revenue change						
Industrial	$ 32	$ —	$ (1)	$ 31	8.4 %	8.2 %
Consumer	20	—	—	20	5.9 %	5.9 %
Risk & Compliance Software	3	(14)	—	(11)	4.7 %	(17.2)%
Total	$ 55	$ (14)	$ (1)	$ 40	7.0 %	5.1 %

(in millions)	Nine Months Ended September 30, 2026 Organic[1]	Acquisition / Divestiture[2]	FX[3]	Total	Organic % change	Total % change
Revenue change						
Industrial	$ 87	$ —	$ 8	$ 95	8.0 %	8.7 %
Consumer	50	—	6	56	5.1 %	5.7 %
Risk & Compliance Software	9	(28)	1	(18)	4.8 %	(9.6)%
Total	$ 146	$ (28)	$ 15	$ 133	6.4 %	5.9 %

1. Organic reflects revenue or expense change in a given period excluding Acquisition / Divestiture and FX in that same period, expressed in dollars or as a percentage of revenue in the prior period, as applicable.
2. Acquisition / Divestiture is calculated as revenue change in a given period related to acquisitions or disposals of businesses using prior period exchange rates, expressed in dollars or as a percentage of revenue in the prior period. Revenues from an acquisition or disposal are measured as Acquisition / Divestiture for the initial twelve month period following the acquisition or disposal date. Subsequently, the revenue impact from the acquired or disposed business is measured as Organic.
3. FX reflects the impact that foreign currency exchange rates have on revenue in a given period, expressed in dollars or as a percentage of revenue in the prior period. The Company uses constant currency to calculate the FX impact on revenue in a given period by translating current period revenues at prior period exchange rates, expressed as a percentage of revenue in the prior period.

Adjusted EBITDA and Adjusted EBITDA margin (non-GAAP measures)[1, 2]

(in millions, unless otherwise stated)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Net income	$ 117	$ 106	$ 469	$ 274
Depreciation and amortization expense	49	46	142	137
Interest expense	6	10	18	32
Gain on divestiture	—	—	(191)	—
Other (income) expense, net	(4)	—	(5)	7
Income tax expense	43	40	159	91
Stock-based compensation	23	15	58	36
Restructuring	1	—	1	(2)
Adjusted EBITDA[1]	$ 235	$ 217	$ 651	$ 575
Revenue	$ 823	$ 783	$ 2,397	$ 2,264
Net income margin	14.2 %	13.5 %	19.6 %	12.1 %
Adjusted EBITDA margin[2]	28.6 %	27.7 %	27.2 %	25.4 %

1. The Company defines Adjusted EBITDA as net income adjusted for depreciation and amortization expense, interest expense, gains on divestitures, other (income) expense, net, income tax expense, as well as stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable. The Company believes that the presentation of Adjusted EBITDA provides additional information to investors about certain non-cash items and unusual items that are not expected to continue at the same level in the future. Further, the Company believes Adjusted EBITDA provides a meaningful measure of business performance. There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest expense, gains on divestitures, other (income) expense, net, income tax expense, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company's net income, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted EBITDA in conjunction with net income as calculated in accordance with GAAP.
2. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of revenue.

Adjusted EBITDA and Adjusted EBITDA margin (non-GAAP measures)[1, 2] by segment

(in millions, unless otherwise stated)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025
Industrial		
Segment operating income	$ 120	$ 109
Depreciation and amortization expense	17	15
Stock-based compensation	10	7
Restructuring	1	—
Adjusted EBITDA[1]	$ 148	$ 131
Revenue	$ 410	$ 379
Operating income margin	29.3 %	28.8 %
Adjusted EBITDA margin[2]	36.1 %	34.6 %

(in millions, unless otherwise stated)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025
Consumer		
Segment operating income	$ 45	$ 40
Depreciation and amortization expense	22	20
Stock-based compensation	10	7
Restructuring	—	—
Adjusted EBITDA[1]	$ 77	$ 67
Revenue	$ 360	$ 340
Operating income margin	12.5 %	11.8 %
Adjusted EBITDA margin[2]	21.4 %	19.7 %

(in millions, unless otherwise stated)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025
Risk & Compliance Software		
Segment operating (loss) income	$ (3)	$ 7
Depreciation and amortization expense	10	11
Stock-based compensation	3	1
Restructuring	—	—
Adjusted EBITDA[1]	$ 10	$ 19
Revenue	$ 53	$ 64
Operating (loss) income margin	(5.7)%	10.9 %
Adjusted EBITDA margin[2]	18.9 %	29.7 %

1. See definition on previous slide.
2. See definition on previous slide.

Adjusted EBITDA and Adjusted EBITDA margin (non-GAAP measures)[1, 2] by segment

(in millions, unless otherwise stated)	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Industrial		
Segment operating income	$ 324	$ 292
Depreciation and amortization expense	49	47
Stock-based compensation	26	15
Restructuring	2	—
Adjusted EBITDA[1]	$ 401	$ 354
Revenue	$ 1,187	$ 1,092
Operating income margin	27.3 %	26.7 %
Adjusted EBITDA margin[2]	33.8 %	32.4 %

(in millions, unless otherwise stated)	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Consumer		
Segment operating income	$ 122	$ 99
Depreciation and amortization expense	63	59
Stock-based compensation	25	17
Restructuring	(1)	(2)
Adjusted EBITDA[1]	$ 209	$ 173
Revenue	$ 1,040	$ 984
Operating income margin	11.7 %	10.1 %
Adjusted EBITDA margin[2]	20.1 %	17.6 %

(in millions, unless otherwise stated)	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Risk & Compliance Software		
Segment operating income	$ 4	$ 13
Depreciation and amortization expense	30	31
Stock-based compensation	7	4
Restructuring	—	—
Adjusted EBITDA[1]	$ 41	$ 48
Revenue	$ 170	$ 188
Operating income margin	2.4 %	6.9 %
Adjusted EBITDA margin[2]	24.1 %	25.5 %

1. See definition on previous slide.
2. See definition on previous slide.

Adjusted Net Income and Adjusted Net Income margin (non-GAAP measures)[1, 2]

	Three Months Ended September 30,		Nine Months Ended September 30,	
(in millions, unless otherwise stated)	2026	2025	2026	2025
Net income	$ 117	$ 106	$ 469	$ 274
Gain on divestiture	—	—	(191)	—
Other (income) expense, net	(4)	—	(5)	7
Stock-based compensation	23	15	58	36
Restructuring	1	—	1	(2)
Tax effect of adjustments[3]	(2)	(2)	40	(6)
Adjusted Net Income[1]	$ 135	$ 119	$ 372	$ 309
Revenue	$ 823	$ 783	$ 2,397	$ 2,264
Net income margin	14.2 %	13.5 %	19.6 %	12.1 %
Adjusted Net Income margin[2]	16.4 %	15.2 %	15.5 %	13.6 %

1. The Company defines Adjusted Net Income as net income adjusted for gains on divestitures, other (income) expense, net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable, adjusted to give effect to the income tax impact of such adjustments. The Company believes that the presentation of Adjusted Net Income provides additional information to investors about certain non-cash items and unusual items that are not expected to continue at the same level in the future. Further, the Company believes Adjusted Net Income provides a meaningful measure of business performance. There are material limitations to using Adjusted Net Income. Adjusted Net Income does not take into account certain significant items, including gains on divestitures, other (income) expense, net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company's net income, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted Net Income in conjunction with net income as calculated in accordance with GAAP.
2. Adjusted Net Income margin is calculated as Adjusted Net Income as a percentage of revenue.
3. The Company computed the tax effect of adjustments to net earnings by applying the statutory tax rate in the relevant jurisdictions to the taxable income or expense items that are adjusted in the period presented. If a valuation allowance exists, the rate applied is zero.

Adjusted Diluted Earnings Per Share (non-GAAP measure)[1]

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Diluted earnings per share	$ 0.53	$ 0.49	$ 2.19	$ 1.27
Gain on divestiture	—	—	(0.94)	—
Other (income) expense, net	(0.02)	—	(0.02)	0.03
Stock-based compensation	0.11	0.08	0.28	0.18
Restructuring	0.01	—	0.01	(0.01)
Tax effect of adjustments[2]	(0.01)	(0.01)	0.20	(0.03)
Adjusted Diluted Earnings Per Share[1]	$ 0.62	$ 0.56	$ 1.72	$ 1.44

1. The Company defines Adjusted Diluted Earnings Per Share as diluted earnings per share attributable to stockholders of UL Solutions adjusted for gains on divestitures, other (income) expense, net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable, adjusted to give effect to the income tax impact of such adjustments. The Company believes that the presentation of Adjusted Diluted Earnings Per Share provides additional information to investors about certain non-cash items and unusual items that are not expected to continue at the same level in the future. Further, the Company believes Adjusted Diluted Earnings Per Share provides a meaningful measure of business performance. There are material limitations to using Adjusted Diluted Earnings Per Share. Adjusted Diluted Earnings Per Share does not take into account certain significant items, including gains on divestitures, other (income) expense, net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company's diluted earnings per share, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted Diluted Earnings Per Share in conjunction with diluted earnings per share as calculated in accordance with GAAP.
2. See definition on previous slide.

Free Cash Flow and Free Cash Flow margin (non-GAAP measures)[1, 2]

(in millions, unless otherwise stated)	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025	LTM[3] September 30, 2026	LTM[3] September 30, 2025
Net cash provided by operating activities	$ 594	$ 456	$ 738	$ 586
Capital expenditures	(199)	(139)	(257)	(197)
Free Cash Flow[1]	$ 395	$ 317	$ 481	$ 389
Revenue	$ 2,397	$ 2,264	$ 3,186	$ 3,003
Net cash provided by operating activities margin	24.8 %	20.1 %	23.2 %	19.5 %
Free Cash Flow margin[2]	16.5 %	14.0 %	15.1 %	13.0 %

1. The Company defines Free Cash Flow as cash from operating activities less cash outlays related to capital expenditures. The Company defines capital expenditures to include purchases of property, plant and equipment and capitalized software. These items are subtracted from cash from operating activities because they represent long-term investments that are required for normal business activities. The Company uses Free Cash Flow as an additional liquidity measure and believes it provides useful information to investors about the cash generated from its core operations that may be available to repay debt, make other investments and return cash to stockholders. There are material limitations to using Free Cash Flow. Free Cash Flow adjusts for cash items that are ultimately within management's discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Free Cash Flow in conjunction with net cash provided by operating activities as calculated in accordance with GAAP.
2. Free Cash Flow margin is calculated as Free Cash Flow as a percentage of revenue.
3. Last 12 months.

Acquisition and Divestiture Transaction Costs[1]

(in millions, unless otherwise stated)	2026	% of revenue	2025	% of revenue	Change YoY on % of revenue
Q1	$ 8	1.1 %	$ 1	0.1 %	1.0 %
Q2	5	0.6 %	4	0.5 %	0.1 %
Q3	6	0.7 %	3	0.4 %	0.3 %
Q4 Estimate (2026) / Actual (2025)	18 - 21	~2.3 %	2	0.3 %	~2.0 %
Full Year Total - Estimate (2026) / Actual (2025)	$ 37 - 40	~1.2 %	$ 10	0.3 %	~0.9 %

1. Represents transaction and integration costs for acquisition and disposal activities. These costs are recorded as a component of selling, general and administrative expenses and included within Adjusted EBITDA, as previously defined in the appendix. The Company isolates the change in these costs, as well as other impacts related to acquisition and disposal activities, as "Acquisition / Divestiture" to explain period over period changes in operating income and Adjusted EBITDA.

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